UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
(Amendment No. __)

ROLFE ENTERPRISES, INC.
(Name of Small Business Issuer in Its Charter)

Florida	5960	13-4025362
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3229 Wentwood Dr, Suite 200 Dallas, Texas 75225 (972) 943-4185
(Address and Telephone Number of Principal Executive Offices)
3229 Wentwood Dr. Suite 200 Dallas, Texas 75225
(Address of Principal Place of Business or Intended Principal Place of Business)

Gary S. Joiner 4750 Table Mesa Drive Boulder, Colorado 80305 (303) 494-3000	James P. Walker, Jr. 3229 Wentwood Dr, Suite 200 Dallas, Texas 75225 (972) 943-4185
(Name, Address and Telephone Number of Agents For Service)

Approximate Date of Proposed Sale to the Public:

As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common stock, par value $.001	1,000,000	$2.50	$2,500,000	$ 202.25

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 24, 2003

Rolfe Enterprises, Inc.

1,000,000 Shares of Common Stock, par value $.001

$2.50 per Share

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 1,000,000 shares (the "Shares") of our common stock, par value $.001 (the "Common Stock") on a "direct public offering" basis at a price of $2.50 per share. We are currently attempting to engage underwriters to assist in this offering. In the event that we are unable to obtain the assistance of underwriters, the Shares will be offered for sale by our officers and directors on a best efforts basis without commissions. This offering will terminate on _________ __, 2004.

We intend to apply to list our Common Stock for trading on the OTC Bulletin Board.

Prospective investors should carefully consider all of the factors set forth in "Risk Factors" commencing on page 5 of this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus shall not be used before the effective date of the registration statement.

Any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

	Price to the public	Expenses of the Offering	Net Proceeds to the Company
Per Share	$2.50	$0.30	$2.20
Total Amount (1,000,000 Shares)	$2,500,000	$300,000	$2,200,000

The date of this Prospectus is ___________, 2004.

TABLE OF CONTENTS

SUMMARY

RISK FACTORS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

PLAN OF DISTRIBUTION

LEGAL PROCEEDINGS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DESCRIPTION OF SECURITIES

INTEREST OF NAMED EXPERTS AND COUNSEL

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

DESCRIPTION OF BUSINESS

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DESCRIPTION OF PROPERTY

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

EXECUTIVE COMPENSATION

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

EXPERTS

LEGAL MATTERS

INDEX TO FINANCIAL STATEMENTS

SUMMARY

This Summary highlights selected information from elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

Rolfe Enterprises, Inc.
3229 Wentwood Dr, Suite 200
Dallas, Texas 75225
(972) 943-4185

The Company

        Rolfe Enterprises, Inc., ("we," "us,"our," the "Company"), was incorporated under the laws of the State of Florida on May 6,1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by filing a registration statement on Form 10SB on September 12, 2002.

        From the date of our incorporation through December 3, 2003, our only business activities were the organizational activities described above, including registration under the Exchange Act, and efforts to locate a suitable business opportunity for acquisition.

        On December 4, 2003, we acquired all of the business and assets of BidGive Group, LLC, a Texas limited liability company ("BidGive"), through the merger (the "Merger") of BidGive with and into BGG Acquisition Subsidiary, Inc., a Texas corporation and wholly-owned subsidiary of the Company (the "Merger Sub"), with the Merger Sub as the surviving corporation. The assets which we acquired in the Merger consist of a development stage discount certificate business, the related website, and related proprietary technology with a patent pending on the unique business model. We intend to use the assets we acquired in the Merger to further develop and commence operations of an e-commerce website through which we will offer and sell discount shopping, dining and travel certificates, and numerous other products and services as opportunities arise.

The Offering

Common Stock Offered	We are offering up to 1,000,000 Shares of our Common Stock for sale to the public at a price of $2.50 per share.
Common Stock To Be Outstanding	We currently have a total of 6,225,380 shares of Common Stock issued and outstanding. In the event that all 1,000,000 Shares offered hereby are sold, we will then have a total of 7,225,380 shares of Common Stock issued and outstanding.
Use of Proceeds	In the event Shares offered hereby are sold, we intend to use $2,050,000 of the proceeds of this offering for working capital, $150,000 for capital expenditures, and the balance for legal, accounting, marketing and any broker-dealer commissions.
No Trading Market	Our Common Stock is not listed on any national securities exchange, the NASDAQ Stock Market, or the OTC Bulletin Board and there is no current underwriting arrangement in connection with this offering. There is no trading symbol for the Common Stock.
Determination of Offering Price	We established the offering price of $2.50 per share. The offering price was determined based on preliminary conversations with independent business appraisers. In reaching an initial offering price determination, the Company and its advisors considered the Company's patent-pending and unique business process; the Company's first-to-market commercial advantage; the Company's anticipated exclusive contracts with merchants and vendors; the large size and scope of the Company's marketplace and target audience; the Company's scalable and expandable business model; the Company's business model's commercial and philanthropic appeal to all participants--vendors, not-for-profits, and customers; and the historic marketplace offering prices for similar investments, as well as the historic price paid by the Company's initial investors and other valuation criteria.

Risk Factors	Investment in our Common Stock involves a high degree of risk. Among the significant risk factors are: (i) the fact that there is not currently a public market for shares of our Common Stock and no assurance that such a market will develop in the future; (ii) the fact that we are a development stage company with limited operating history; and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See "Risk Factors" for additional information).

Summary Financial Information

        The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this Prospectus.

ROLFE ENTERPRISES, INC.

	Period Ended ____________________	Fiscal Year Ended ___________________________________
	September 30, 2003 (unaudited)	December 31, 2002	December 31, 2001
Operating Statement Data:
Revenues	--	--	--
Operating Expenses	$1,394	$1,415	$2,000
Net Profit (Loss) from Operations	($1,394)	($1,415)	($2,000)
Net Profit (Loss) Per Share	($0.00020)	($0.00024)	($0.00147)
Balance Sheet Data:
Total Assets	$36	$1,232	--
Total Liabilities	$3,398	$3,200	$5,016
Shareholders' Equity	($3,362)	($1,968)	($5,016)

BIDGIVE GROUP, LLC.1

	Period Ended __________________	Fiscal Year Ended ___________________________________
	September 30, 2003 (unaudited)	December 31, 2002	December 31, 2001
Operating Statement Data:
Revenues	--	N/A1	N/A1
Operating Expenses	$36,410	N/A1	N/A1
Net Profit (Loss) from Operations	($36,410)	N/A1	N/A1
Net Profit (Loss) Per Share	($0.0117)	N/A1	N/A1
Balance Sheet Data:			N/A1
Total Assets	$36,840	N/A1	N/A1
Total Liabilities	--	N/A1	N/A1
Shareholders' Equity	$36,840	N/A1	N/A1

__________________

1 BidGive Group, LLC was organized on May 28, 2003. BGG Acquisition Subsidiary, Inc., a wholly-owned subsidiary of the Company, was incorporated on October 10, 2003. On December 4, 2003, BidGive Group, LLC was merged with and into BGG Acquisition Subsidiary, Inc., with BGG Acquisition Subsidiary, Inc. as the surviving entity to the merger.

Rolfe Enterprises, Inc./BidGive Group, LLC - Combined Pro Forma

	Period Ended ___________________	Fiscal Year Ended _______________________________________
	September 30, 2003 (unaudited)	December 31, 2002[1]	December 31, 2001[1]
Operating Statement Data:
Revenues	--	--	--
Operating Expenses	$37,804	$1,415	$2,000
Net Profit (Loss) from Operations	($37,804)	($1,415)	($2,000)
Net Profit (Loss) Per Share	($0.0042)	($0.00024)	($0.00147)
Balance Sheet Data:
Total Assets	$36,876	$1,232	--
Total Liabilities	$3,398	$3,200	$5,016
Shareholders' Equity	$33,478	($1,968)	($5,016)

__________________

1 BidGive Group, LLC was organized on May 28, 2003. BGG Acquisition Subsidiary, Inc., a wholly-owned subsidiary of the Company, was incorporated on October 10, 2003. On December 4, 2003, BidGive Group, LLC was merged with and into BGG Acquisition Subsidiary, Inc., with BGG Acquisition Subsidiary, Inc. as the surviving entity to the merger.

RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

We are in the development stage of our business and have no operating history. We are subject to all of the risks associated with the formation of a new business.

        We are a development stage company and are subject to all of the substantial risks inherent in the commencement of a new business enterprise. New enterprises in the early stages of development may encounter financial and operational difficulties and intense competition that result in a failure to become profitable. There can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve sustainable profitability. Our prospects must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with a developing business, the development and commercialization of Internet websites based on innovative technology, and the high level of competition in the industry in which we operate. Additionally, we will be subject to all the risks incident to a rapidly developing business. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as such other factors including without limitation competition with substantially larger companies.

The development of our business will be limited unless we obtain substantial working capital.

        We require substantial working capital to fund our business. We do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We have not currently identified any sources of available working capital, other than the possible receipt of proceeds from this offering. We may not receive any significant amount of proceeds from either this offering or cash flow from operations. We may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. If we do not receive significant proceeds from this offering and we are not able to raise additional capital from other sources, we will be required to limit our operations to those which can be financed with the modest capital which is currently available and we will be required to abandon or significantly curtail any of our expansion plans.

Our success is dependent on retaining key personnel and on hiring and retaining additional personnel. We may be unable to hire and/or retain necessary key personnel.

        Our success will be largely dependent upon the efforts of Mr. James P. Walker, Jr. and Mr. Michael Jacobson. We do not currently have employment agreements with either Mr. Walker or Mr. Jacobson, and there can be no assurance that such persons will continue their employment with us; however, Mr. Walker and Mr. Jacobson are our largest shareholders and have a large and vested interest in the Company's success. The loss of the services of one or more of such key personnel would have a material adverse effect on our ability to maintain and expand our current business operations or to develop related products and services. We do not presently have "key man" life insurance with respect to our management. Our success is also dependent upon our ability to hire and retain additional qualified executives and creative marketing personnel. There can be no assurance that we will be able to hire or retain such necessary personnel and our inability to do so would have a material adverse impact on our ability to expand our current business operations and achieve profitablity.

The online commerce business is very competitive. There is no assurance that we will be able to successfully compete in this market.

        The online commerce market is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost. There are numerous companies and websites through which discount certificates may be purchased on various terms, some of which will compete with the websites we establish. Although we will seek to establish a unique niche for our business and protect our unique business model patent, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we have. As a result, there can be no assurance that we will be able to compete successfully to the extent necessary to significantly expand our business and achieve profitability.

The Internet and online commerce industry are characterized by rapid technological change. We may be unable to compete successfully or to remain competitive unless we are able to develop new products or adopt existing products to new technologies.

        To remain competitive, we must continue to enhance and improve our products and the responsiveness, functionality and features of the websites we establish. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, and frequent product and service introductions. If competitors introduce products and services embodying new technologies or if new industry standards and practices emerge, then our existing websites, proprietary technology and systems may become obsolete. Our future success will depend on our ability to develop leading technologies useful in our business, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of our websites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our websites, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we do not continue to improve and update our services and continue to introduce new services, products and enhancements, we may lose customers or fail to attract new customers. Losing existing customers or failing to attract new customers would delay or adversely affect our ability to reach or maintain profitability.

It may be difficult for you to sell your shares because of a limited trading market and because of restrictions imposed by the penny stock rules.

        There is no current public market for shares of our Common Stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares of Common Stock. In the event a trading market does develop for our Common Stock, it will probably be subject to rules adopted by the Securities and Exchange Commission (the "SEC") that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement and a written agreement or consent to purchase the penny stocks. These disclosure requirements will have the effect of making it more difficult for an active trading market in our Common Stock to be created or sustained. In the event there is only a limited trading market in our Common Stock, holders of the Shares may have difficulty selling their shares of Common Stock, which may reduce or eliminate their ability to realize a profit from the sale of such shares.

Our management controls sufficient shares of our Common Stock to exercise significant influence over shareholder decisions.

         Our management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the board of and to approve or prevent us from taking significant corporate actions requiring director and shareholder approval. The share control owned by management could prevent us from entering into transactions that could be beneficial to our shareholders and the interest of management could conflict with the interest of other shareholders.

In the future we may need to raise additional capital in order to remain competitive in our industry. This capital may not be available on acceptable terms, if at all.

        We expect the net proceeds from this offering will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. After that, we may need to raise additional funds and we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If we cannot raise funds on acceptable terms, if and when needed, we may not be able to develop or enhance our products and services, take advantage of future opportunities, grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

Our stock price may be volatile, which could result in substantial losses for investors purchasing shares in this offering.

        Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. The offering price was determined based on preliminary conversations with independent business appraisers. In reaching an initial offering price determination, the Company and its advisors considered the Company's patent-pending and unique business process; the Company's first-to-market commercial advantage; the Company's anticipated exclusive contracts with merchants and vendors; the large size and scope of the Company's marketplace and target audience; the Company's scalable and expandable business model; the Company's business model's commercial and philanthropic appeal to all participants--vendors, not-for-profits, and customers; and the historic marketplace offering prices for similar investments, as well as the historic price paid by the Company's initial investors and other valuation criteria. This price may vary from the market price of the common stock after the offering. You may be unable to sell your shares of common stock at or above the offering price. The market price of the common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

                 Variations in our quarterly operating results;

                 Changes in securities analysts' estimates of our financial performance;

                 Changes in market valuations or earnings of similar companies;

                 Announcements by us or our competitors of significant contracts, new or enhanced products or services, acquisitions, strategic partnerships, joint ventures or capital commitments;

                 Loss of a major customer or failure to complete significant license transactions;

                 Additions or departures of key personnel; and

                 Fluctuations in stock market price and volume.

We are at risk of securities class action litigation due to our expected stock price volatility.

        In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the targets of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

Insiders will continue to have substantial control over us after this offering, which could delay or prevent a change in control and may negatively affect your investment.

        Following this offering, assuming it is fully subscribed, our executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 25.7% of our outstanding Common Stock. These shareholders will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, which could have the effect of delaying or preventing a third party from acquiring control over us and could affect the market price of our Common Stock. In addition, the interests of those holding this concentrated ownership may not always coincide with our interests or the interests of other shareholders, and, accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider. For information regarding the ownership of our outstanding stock by our executive officers, directors, principal shareholders and their affiliates, please see "Security Ownership of Certain Beneficial Owners and Management".

Purchasers in this offering will incur immediate, substantial dilution.

        We expect that the initial public offering price of our Common Stock will be substantially higher than the book value per share of the outstanding Common Stock. As a result, investors purchasing Common Stock in this offering will incur immediate and substantial dilution.

USE OF PROCEEDS

If we sell the maximum of 1,000,000 Shares in this offering, we will receive proceeds of $2,500,000 before the deduction of the costs associated with this offering. The following table provides information regarding our intended allocation of the net proceeds of this offering, assuming the sale of the maximum amount of Shares:

	Use of Net Proceeds (In order of priority)
	($)	(%)
Expenses Associated With This Offering	$300,000	12.0%
Working Capital	$2,050,000	82.0%
Capital Expenditures	$150,000	6.0%
Total Proceeds	$2,500,000	100.0%

        The information above represents our estimate of our intended allocation of the proceeds from this offering. We intend, however, to maintain flexibility with respect to our use of the offering proceeds. Our actual use of the proceeds is at our discretion and may vary significantly depending upon a number of factors, including our capital spending and working capital requirements. Accordingly, we reserve the right to reallocate the proceeds of the offering as we deem appropriate. In the event we sell less than the maximum number of Shares in this offering, we expect to allocate the net proceeds to the categories specified above in approximately the same proportions. Accordingly, regardless of the number of Shares sold, approximately 80% of the net proceeds are expected to be allocated to working capital, with the balance, after payment of expenses of the offering, allocatged to capital expenditures.

        DETERMINATION OF OFFERING PRICE

        We established the offering price for the Shares of $2.50 per share. The offering price was determined based on preliminary conversations with independent business appraisers. In reaching an initial offering price determination, the Company and its advisors considered the Company's patent-pending and unique business process; the Company's first-to-market commercial advantage; the Company's anticipated exclusive contracts with merchants and vendors; the large size and scope of the Company's marketplace and target audience; the Company's scalable and expandable business model; the Company's business model's commercial and philanthropic appeal to all participants--vendors, not-for-profits, and customers; and the historic marketplace offering prices for similar investments, as well as the historic price paid by the Company's initial investors and other valuation criteria. The offering price has been determined at the sole discretion of the Company's management and advisors. The offering price does not necessarily bear any relationship to the Company's assets, book value, or other established criteria for valuing a company such as the Company. In determining the offering price and the number of Shares to be sold pursuant to this offering, our financial requirements to execute our business plan, capital structure and prospects for the future were all considered. Because we have no significant operating history and have not generated any revenues to date, the offering price we set for the Shares was not based on past earnings, nor is it necessarily indicative of the current market value of the assets that we own.

PLAN OF DISTRIBUTION

         We are currently attempting to engage an underwriter to assist in this offering, but there is no assurance that we will be successful. Unless we are able to engage an underwriter, we expect to offer the Shares on a "self-underwritten" basis directly through our executive officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, other than reimbursements of offering expenses incurred by them. This offering will commence promptly after the effectiveness of the registration statement which this prospectus is a part. This offering will be made on a continuous basis for a period of 90 days, unless extended by us in our sole discretion, for up to an additional 90 days. This offering may be terminated by us earlier if we sell all of the shares being offered or we decide to cease selling efforts.

        In the event we are not able to engage an underwriter, this offering will proceed as a self-underwritten offering, which means that it will not involve the participation of an underwriter to market, distribute or sell the Shares offered by this Prospectus. In that event, we may sell Shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. In the event we do not engage an underwriter, we anticipate that we may enter into one or more agreements with sales agents to assist us in identifying and contacting potential investors. Under these agreements, we generally expect to agree to pay these sales agents fees based on a percentage (not exceeding 10%) of the aggregate purchase price of Shares sold by us to the investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of Shares may be deemed to be an underwriter, and any profits on the sale of the Shares by any such broker, dealer or sales agent and any commissions and fees received by any such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

        The Shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the Shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of Shares may be made only in those states. To comply with the securities laws of certain jurisdictions, as applicable, the Shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10 % of the selling price of the Shares.

        In connection with their selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The conditions to obtaining this exemption include the following:

        (i)              None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act, at the time of participation;

         (ii)        None of the selling persons are compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

        (iii)         None of the selling persons are, at the time of participation, an associated person of a broker or dealer, and

         (iv)         All of the selling persons meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (C)do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on this rule.

         Following acceptance of subscriptions, all funds will be immediately available to the Company and subscribers will have no right to the return of their funds in the event less than the maximum number of Shares offered hereby is sold.

         Our officers, directors, existing stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

LEGAL PROCEEDINGS

        Neither the Company nor its property is the subject of any pending legal proceedings, and no such proceeding is known to be contemplated by any governmental authority. The Company is not aware of any legal proceedings in which any Director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such Director, nominee, officer, affiliate or security holder of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The Company's executive officers are elected annually by the Board of Directors. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. The Company anticipates establishing such committees in the near future. During the fiscal year ended December 31, 2002, the Board of Directors held no formal meetings, but took action once by unanimous written consent. There are no family relationships among any of the Directors, nominees or executive officers. Other than its officers, the Company currently has no other significant employees.

         Pursuant to the Merger Agreement, and as of December 4, 2003, Mr. James P. Walker, Jr., became president and secretary of the Company. Also pursuant to the Merger Agreement, Mr. Walker was appointed to the Company's board of directors and the Company's previous officers and directors resigned. It is anticipated that as the sole director, Mr. Walker will amend the Company's bylaws to increase the number of positions on the Company's board of directors to five and that he will thereafter appoint additional persons to serve on the Company's board of directors until the next annual shareholder meeting and that he will also elect additional executive officers. The persons who are expected to be appointed by Mr. Walker to the board of directors and to become executive officers of the Company are identified below.

         The following table sets forth the names and ages of the current Director and of the persons expected to be appointed to become directors and executive officers of the Company, the principal positions with the Company held, or expected to be held by such persons and the date such persons became, or are expected to become, a Director or executive officer:

Name	Age	Positions held and tenure

James P. Walker, Jr.	43	President, Secretary and Director since December 4, 2003
Michael Jacobson	51	Nominee to be Chairman of the Board and Vice President
Thomas W. Richardson	47	Nominee to be Director and Chief Financial Officer
Mark S. Gardner	48	Nominee to be Director
Charles J. Quinn	58	Nominee to be Director

Biographical Information

         James P. Walker, Jr., age 43, has served as the President, Secretary and Director of the Company since December 4, 2003. Mr. Walker has nineteen years experience with large and small companies as a senior executive and senior legal counsel, and is a licensed attorney. He was in private law practice from 1985-1989, and with J.C. Penney Company from 1989-1996 before being brought in as COO/General Counsel with Benchmark Environmental Consultants from 1996-1999 to restructure and manage operations. Mr. Walker was recruited by Technology Business Partners as CEO in 1999 to create and launch a technical consulting/staff augmentation company; and was then brought on by the founders and investors of BidGive, Inc., a developmental company, in December 2001 as CEO/COO and Director to oversee development and testing of the company's discount dining certificate business. In May 2003, Mr. Walker served as CEO/COO and Manager of BidGive, a transitional company formed to merge with the Company, and to expand and commercialize the acquired discount certificate business, launch business operations, and to raise operating capital. He is a graduate of Texas Tech University (BA `82) and School of Law (JD `85).

         Michael Jacobson, Vice-President and Chairman of the Board/Director visionary and co-founder of BidGive, Inc. Attended the University of Texas and SMU. For the past twenty years, Mr. Jacobson has been active in marketing and public relations. For sixteen years he was VP of Marketing for the SEN Group, a firm that created special events for not-for-profits, corporate sales and event promotions, and high net worth individuals. Subsequently, he was VP Marketing of Market City USA, an Internet based discounter, for two years before resigning that position to create and launch BidGive, Inc. Mr. Jacobson is chiefly responsible for establishing and managing the Company's sales and marketing campaigns.

         Thomas W. Richardson, Interim CFO and Director - certified public accountant; owner of Thomas W. Richardson, C.P.A., a Dallas accounting firm specializing in tax planning, financial and business consulting. Licensed in 1984 by the Texas State Board of Public Accountancy after receiving his B.B.A. degree in 1980 from the University of North Texas. He was previously employed by the Halliburton Company as Western Hemisphere Accounting Manager, responsible for 14 countries and handling a budget in the hundreds of millions of dollars. Mr. Richardson is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He has specialized expertise advising emerging growth companies in early stage financing and operations.

         Mark S. Gardner, Director Managing Director with Bear Stearns & Co. Inc., the fifth largest investment bank in the world. Mr. Gardner has been with Bear Stearns in the Private Client Services Division in Dallas, Texas for 17 years of his 30 years in the industry. He is a financial advisor to high net worth individuals, including senior executives of major U.S. corporations and an array of clients spanning the globe.

         Charles J. Quinn, Director Vice President of PGI, Inc., a marketing, advertising and promotional firm in New Jersey. Mr. Quinn has more than twenty-five years experience in business, including finance, telecom, and Internet companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of December 4, 2003, certain information with respect to the Common Stock beneficially owned by (i) each Director, nominee to the Board of Directors and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mid-Continental Securities Corp. 5150 Tamiami Trail N., Ste. 202, Naples, Florida 34103	365,100	5.9%
Frank Pioppi (2) 4 Cliff Avenue Winthrop, MA 02152	388,700	6.2%
James P. Walker, Jr., President (1) Secretary and nominee to the Board of Directors 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	1,470,625	23.6%
Michael Jacobson (3) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	1,470,625	23.6%
Ron Gardner 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	588,250	9.4%
Robert Schneiderman	367,656	5.9%
843 Persimmon Lane Langhorne, PA 19047
Thomas Richardson (3) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	70,800	1.14%
Mark S. Gardner (3) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	21,240	0.34%
Charles Quinn (3) 3229 Wentwood Drive, Suite 200 Dallas, Texas 75225	21,240	0.34%
All directors and executive officers (1 person)	1470,625	23.6%

(1)        The person listed is an executive officer and director of the Company.

(2)        Includes the 365,100 shares of Common Stock owned by Mid-Continental Securities Corp. Frank Pioppi is the Chairman of Mid-Continental Securities Corp., and is deemed by that company to be the beneficial owner of 100% of Mid-Continental's shares in the Company.

(3)        The person listed is a nomineee to be an executive officer and director of the Company.

DESCRIPTION OF SECURITIES

Common Stock

        Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Common Stock, par value $.001, of which 6,225,380 shares are currently issued and outstanding. Following completion of this offering, assuming it is fully subscribed, we will have a total of 7,225,380 shares of Common Stock issued and outstanding. Each record holder of our Common Stock is entitled to one vote for each share held on all matters properly submitted to the Company's shareholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

        Holders of outstanding shares of our Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets. Holders of outstanding shares of Common Stock have no conversion or redemptive rights. Holders of outstanding shares of Common Stock currently have preemptive rights, but we have obtained the required consent of a majority of the Company's shareholders to amend our Articles of Incorporation to remove such provision, and it is anticipated that this will be done before the commencement of this offering.

Transfer Agent

        The Company's Transfer Agent is OTC Corporate Transfer Service Co.

INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Company's Articles of Incorporation and Bylaws do not include provisions requiring the Company to provide indemnification for officers, directors, and other persons. However, under the terms of the Florida Business Corporation Act, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company. The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Disclaimer Regarding Forward-Looking Statements

         Certain statements in this Prospectus that are not statements of historical fact are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since the future cannot be accurately predicted. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements that express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this Prospectus under the heading "Risk Factors" beginning on page 5. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Background

        We were incorporated under the laws of the State of Florida on May 6, 1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Exchange Act by filing a registration statement on Form 10SB on September 12, 2002.

        Pursuant to a Merger Agreement and Plan of Reorganization dated October 10, 2003 (the "Merger Agreement"), entered into by and among the Company, the Merger Sub, Mid-Continental Securities Corp., an Illinois corporation, and BidGive, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the Merger, and each 1% membership interest in BidGive which was issued and outstanding immediately prior to the effective time of the Merger was converted into 57,446 shares of the Company's Common Stock. As a result of the Merger, the former members of BidGive became the holders of 92.5% of the issued and outstanding Common Stock effective as of December 4, 2003.

        In anticipation of completion of the merger transaction with BidGive, we completed a recapitalization of the Company's Common Stock. Prior to the recapitalization, we had a total of 5,822,250 shares of Common Stock issued and outstanding. As part of the recapitalization, we first completed a 2:1 forward stock division that increased our issued and outstanding Common Stock to 11,644,500 shares, and simultaneously increased our authorized Common Stock from 10,000,000 to 20,000,000 shares, par value $.0005. After completion of the forward division and the increase in the number of authorized shares of Common Stock, we completed a 1:25 reverse stock split which reduced the number of issued and outstanding shares of Common Stock from 11,644,500 to 465,780, and increased the par value per share of Common Stock back to $.001, but did not reduce the number of authorized shares of Common Stock.

        Following completion of the Merger, the former members of BidGive owned a total of 5,744,600 shares of Common Stock, or 92.5% of our issued and outstanding Common Stock, and our former shareholders owned a total of 465,780 shares of Common Stock, or 7.5% of our issued and outstanding Common Stock.

Development of Business of BidGive

        BidGive was a start-up transitional company that acquired certain assets from a developmental, non-operating company named BidGive, Inc. related to their discount certificate business (the "DCB"). The assets acquired consisted of the DCB operations under development, the "BidGive" name and slogans, and a non-operating website http://www.bidgive.com.

        BidGive expanded and refined the DCB, adding an advertising and marketing element for certificate acquisition, an entire new program of retail shopping certificates, geographical expansion, toll free number certificate purchasing and certificate validation, backend data access for merchant certificate validation and not-for-profit contribution auditing, sales and marketing joint venture programs, and the filing of patents on the revised and enlarged business methods and processes.

Principal Products and Services

        Our initial products are discount retail, dining and travel certificates and discount local and long distance telephone service, where every purchase supports the not-for-profit of the purchaser's choosing by donating a portion of the net proceeds from the transaction. For example, a purchaser can buy one of our $50.00 retail or dining certificates for the price of $35.00 with a portion of the proceeds going to the purchaser's charity of choice. The certificate is from a local or national merchant or fine restaurant that does not ordinarily give discounts, but does so with us because the charitable support element makes them good corporate citizens as well as increases traffic to their establishment. The purchaser gets a good deal and supports a good cause, the charity receives proceeds that they would not otherwise receive and for little cost or effort on their part, and the vendors receive advertising exposure and increased sales and traffic to their establishments while being good citizens and without having to choose just one charitable cause which some percentage of their customers might choose not to support.

        The products and services that can be offered under our programs, as well as our geographical reach, are unlimited. The addition of future programs will require nominal Company resources of time and money. We believe that a little bit of everything our members buy everyday could go to support a good charity or cause.

Description of Industry

        The online commerce market is new, rapidly evolving and growing, and intensely competitive. We expect robust competition because barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost; however, our first-to-market advantage should give us some protection as the funding and effort required to reach critical mass will bar some competitors. There are numerous companies and websites through which discount certificates may be purchased on various terms, some of which will compete on some level with us, but none of which bring all the elements together as we do. Although we will seek to establish a unique niche for our business and protect our unique business model patent, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we currently have available.

Property and Facilities

        As an Internet "e-commerce" company, we do not maintain vast amounts of equipment and facilities other than our modest office and office equipment, and our business model does not require us to maintain any tangible inventory--the actual products and services are supplied directly by the vendors to the consumers. Accordingly, our capital is not tied up in depreciating assets and can be used for expansion and growth. Our intangible certificate inventory is maintained on our website and in our contracts with participating vendors. The website is housed on third party host servers with scalable properties and redundant backup and security protections. We have designed and developed our proprietary operating software in-house using free shareware as a base, and license other elements of our operations as necessary.

Marketing and Distribution Strategies

        The Company's marketing is divided into four areas. First, is the marketing of its program to retail merchants, service providers and restaurants. The result of this marketing is the acquisition of credits from the providers, and generally a cash payment, in exchange for inclusion in the Company's marketing program to the public.

        In the second marketing phase, the credits received from the providers are then marketed to the general public at a discount of 30% as BidGive Charity Shopping Certificates, BidGive Charity Dining Certificates, and BidGive Charity Travel Certificates through newspaper advertising. The advertising includes the logos of some of the benefiting not-for-profit organizations that receive a royalty of 5% (generally) of a purchaser's transaction. Participating not-for-profits are given a Communications Kit that provides information about the program that they can disseminate to their supporters and staff.

        In the third marketing phase, the Company or a participating not-for-profit, will contact the major corporate supporters of the not-for-profits and request that they notify their employees that they "can save 30% on certain purchases while supporting the organization." The Company provides the corporate supporter with a Communications Kit that explains the opportunity to the employees and includes several methods of communicating the message to such employees.

        The fourth area of marketing is the bulk sale of certificates by the Company or an independent contractor sales force to companies that wish to use them as employee or customer gifts, or to reduce their cost of entertaining or purchasing.

        An advantage to the Company is that it is developing the business on a city-by-city basis using independent contractors to secure the participating vendors. The Company, therefore, will not have to pay for a large sales force in advance of sales, or dramatically expand its infrastructure in advance of anticipated sales. Once a market is selected and the volume of vendors that the independent contractor(s) produce can be predicted with reasonable certainty, the Company has ample time to decide if its computer hosting, call center or staff capabilities will need to be enhanced. The sale of BidGive Certificates to the public usually begins 45-60 days after vendor acquisition.

        A unique advantage to the Company is its proprietary business model that enables it to secure the media advertising space at a significant discount from the rate generally quoted for such advertising. The advantage to a participating provider is that they are able to achieve greater visibility with the Company's full page "Charity Shopping Center" promotion at a lower cost than generally available to them. In addition, the participating provider receives the benefit of its association with the participating not-for-profits and the promotional campaign of the not-for-profits, which generally includes the names of many of the participating providers. Other advantages to the participating vendor include the ability to judge the value of the program and the effectiveness of their media advertising by the response from purchasers.

        We believe we have a marketing advantage because, while several organizations and companies market shopping and gift certificates with a small royalty going to a sponsoring organization, we are not aware of any other company that has designed a business model that will enable them to sell such certificates at a 30% discount from face value

        There are two ways for an individual to purchase a BidGive Certificate. The buyer can go to the Company's website, register and purchase the certificate, or call a toll free number (a call center provided by a third party) to purchase the certificate. Payments are made by credit card and the certificates generally expire six months from the date of purchase. The BidGive Certificate can be used by the purchaser or given as a gift to be used by the recipient.

Competition

         Although several companies offer some components of the Company's sales and fundraising programs, we are not aware of any which offer marketing/advertising and unrestricted discounts of 30% in conjunction with fundraising programs. The Company's competitors can be separated into four groups: commercial sites, charitable auction sites, charitable shopping sites and fundraising organizations. Taken both individually and as a group, the providers of such services are members of a highly fragmented industry, and we are not aware of any which have a business model and infrastructure that will enable them to easily offer the discounted shopping and dining certificates. In addition, the Company believes that its first-to-market advantage coupled with anticipated patents will further protect it against competition.

        There are several web-based commercial retail sites that support a single designated charity chosen by the retailer, such as the United Way, on an ongoing or, most often, periodic basis. A few sites, such as iDine.com, Upromise.com and edExpress.com, pay a rebate to the purchaser on regular retail sales, or give airline miles, or rebate 3-5% of sales to an individual Section 529 college savings account designated by the purchaser. But none of these sites offer the deep discounts on products and services coupled with sharing a royalty on each and every purchase with a charity, chosen by the buyer from our list of charities, that we do.

        There are several web-based charity shopping sites, including CharityMall.com, GreaterGood.com and iGive.com. These sites generally simply offer links to major and specialty retailers through their site. They ask a not-for-profit to notify their constituency that the site is available and can be accessed either directly or through the not-for-profit's site, and they pay the not-for-profit a percentage of the revenue they receive from the retailer for directing the sale to their site. As with the auction sites, the shopping sites offer an unstructured promotional program without any ongoing onsite support. In most cases, they only offer customer service via email. They compensate the not-for-profit by offering to divide the affinity revenue they receive from retailers. As with the charity auction sites, these companies have not generated significant revenue to any participating organizations because their business model depends upon passive marketing to the charity's supporters, and does not include a comprehensive ongoing support and marketing program. None of these sites offer, nor does the Company anticipate they can offer, the deep discount shopping certificates as provided by the Company.

        Fund-raising organizations, as a group, are as highly fragmented as auction and shopping sites. They range from suppliers of popcorn and other specialty items to independent companies that will produce a specific fund raising event such as a hole-in-one tournament or manage an operating entity such as a thrift store. None of these companies offer a comprehensive "deep discount" program such as provided by us.

Proprietary Technology

        The Company has patents pending on its unique business processes; however, the Company is not dependent upon these patents for its operations. The patents, coupled with the Company's first-to-market advantage, are used to increase the Company's competitive advantage. The Company's proprietary business model, including its software and mode of operations, are and will be further protected by appropriate confidentiality agreements and covenants-not-to-compete with the Company's employees and independent contractors.

Government Regulation

        There are no federal or state regulations that are specific to the Company's industry.

Employees

        The Company currently has two full-time employees, and utilizes independent contractors and joint venture partners for the bulk of its operations. Being an Internet company, we can increase operations without significantly increasing personnel or overhead; however, the Company anticipates adding two to three additional employees in the next 12 months in the areas of operations and marketing/sales.

Reports to Security Holders

        We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the SEC. This Prospectus is part of a Registration Statement that we filed with the SEC in accordance with its rules and regulations. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

        The Company was organized under the laws of the State of Florida on May 6, 1996 as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction.

        On December 4, 2003, we acquired all of the business and assets of BidGive through the merger of BidGive with and into the Merger Sub, with the Merger Sub as the surviving corporation. The assets which we acquired in the Merger consist of a development stage discount certificate business, the related website, and related proprietary technology. We intend to use the assets we acquired in the Merger to further develop and commence operations of an e-commerce website through which we will offer and sell discount shopping, dining and travel certificates, and numerous other products and services as opportunities arise.

Liquidity and Capital Resources

        As of September 30, 2003, the Company remains in the development stage. For the period ended September 30, 2003, the Company's pro forma balance sheet, which reflects the pro forma effect of the Merger, reflects current and total assets of $36,876, and current liabilities of $3,398.

        The Company does not presently have adequate cash or sources of financing to meet either its short-term or long-term capital needs. The Company has not currently identified any sources of available working capital, other than the possible receipt of proceeds from this offering. The Company may not receive any significant amount of proceeds from either this offering or cash flow from operations. The Company may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to it. If the Company does not receive significant proceeds from this offering and is unable to raise additional capital from other sources, it will be required to limit its operations to those which can be financed with the modest capital which is currently available and will be required to abandon or significantly curtail any of its expansion plans.

Results of Operations

        The Company has only recently started business operations on a limited basis while it fine-tunes the myriad of elements required to provide a seamless and pleasurable transaction for all participants, and will not reach full operations until February 2004.

Plan of Operations

        The Company is in the process of establishing markets in southern Florida and Toronto, Canada, and re-launching its dining certificate program in Dallas, Texas with the additional inclusion of shopping certificates. Upon completion of this offering, the Company intends to expand its programs into several other major markets to retain its "first-to-market" advantage. The Company expects to reach profitability in fiscal year 2004, provided that the Company opens 12 Retail/Dining markets by the end of such first full year of operations. The plan of operations is as follows:

         1.         The Company expects to open three markets (cities/geographic areas) in the first quarter of fiscal year 2004, and each of these markets is expected to begin generating revenue based on the Company's minimum requirements to sustain a market, which is the monthly acquisition of $20,000 in Retail/Dining certificates and cash equivalents, and the subsequent sales of such certificates by the Company. The first three markets are Dallas, Texas, southern Florida, and Toronto, Canada (BidGive Canada).

         2.        The Company expects to establish nine additional markets in fiscal year 2004, or three in each of the last three quarters of the year, and the revenues for each new market are expected to meet the Company's minimums requirements to sustain a market, generating such revenues 60 to 90 days after opening. These additional markets include New York/New Jersey, Philadelphia, Boston, Los Angeles, Connecticut, Chicago, Atlanta, and Houston.

         3.        In the fiscal years 2005 and 2006, the Company expects to maintain its pace by opening 12 additional markets each year under the same guidelines and requirements, eventually encompassing all of North America.

         4.        Sales in the original Retail/Dining markets, and the Travel and Telecom Programs, are expected to double during fiscal year 2005 and increase by 50% during fiscal year 2006.

         5.        Future programs, including a healthcare program, and major medical, supplemental and specialty insurance program (examples: cancer, and long term care), a utilities program including electricity/natural gas/heating oil, and cable/satellite television service, and a prescription drugs program are expected to be added as they are developed and as opportunities arise.

        The Company is expected to break even with four cities operating at full capacity. Any delays in opening these first four markets may cause an operating shortfall in revenues. Any delays in opening these first four markets may cause an operating shortfall in revenues. If no significant amount of capital is raised in this offering, then the Company will curtail our opening/launching of new cities until each city is self-sustaining. The estimated cost to the company to open each city is a trade secret, but can be placed in the $20,000-30,000 range for sales/marketing efforts, website development, and call center changes, except for the initial cities of Dallas, Palm Beach/Boca Raton, Toronto, and New York/New Jersey, which are being opened at almost no cost to the Company in connection with joint venture partners who are funding these initial launches in return for a minority share of the revenues and profits. Full operations should be reached in February 2004 with all development issues have been worked out of our complex system, the entire system has been fully tested during live operations, and we are ready to begin mass advertising our website and programs. Capital from the public offering goes to launching other cities, not to reaching full operations. Prior to this filing the company has raised interim funds from management and private investors to support operations until the public offering.

DESCRIPTION OF PROPERTY

        As an Internet "e-commerce" company, we do not maintain vast amounts of equipment and facilities other than our modest office and office equipment, and our business model does not require us to maintain any tangible inventory--the actual products and services are supplied directly by the vendors to the consumers. Accordingly, our capital is not tied up in depreciating assets and can be used for expansion and growth. Our intangible certificate inventory is maintained on our website and in our contracts with participating vendors. The website is housed on third party host servers with scalable properties and redundant backup and security protections. We have designed and developed our proprietary operating software in-house using free shareware as a base, and license other elements of our operations as necessary.

        We do not have any policies regarding investments in real estate, interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. It is not our policy to acquire assets primarily for possible capital gain or primarily for income.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Each individual in the Company's management has paid cash out of pocket on an as needed basis to support the organization, develop the Company and launch operations, including payment of Company expenses as necessary, as well as each individual provided invaluable services, including legal, accounting and/or management, without adequate cash compensation, and have forgone salaries and benefits of any kind over the entire two (2) year organization and development period in exchange for their interests and shares of stock in the Company.

        Mr. Walker and Mr. Jacobson have devoted their full time and attention to the Company over the last two (2) years, working to elevate the Company from test concept to full operations, adding immense value to the Company and to its shareholders. Mr. Walker and Mr. Jacobson have not collected their usual $150,000 individual annual salaries, any bonuses or benefits during this two (2) year period. In order to obtain Mr. Walkers and Mr. Jacobsons initial and continued participation, including the acceptance of liability and risk inherent in the Company reaching this point, the Company granted each of them common stock in the Company. Approximately $500,000 worth of stock granted to Mr. Walker and Mr. Jacobson, respectively, was in consideration for not receiving salaries, bonuses or benefits in each of the last two (2) years. Approximately $800,000 worth of stock granted to Mr. Walker and Mr. Jacobson was in consideration of the potential risks and liabilities associated with organizing the Company, raising operating funds, taking the Company to the public markets, and in foregoing other business opportunities. The effective price per share for each share Mr. Walker and Mr. Jacobson received is approximately $1.00.

        Ron Gardner and Bob Schneiderman have also provided invaluable services, including legal, accounting and/or management, without adequate cash compensation, and have forgone salaries and benefits of any kind over the entire two (2) year organization and development period in exchange for their interests and shares of stock in the Company. Approximately $100,000 worth of stock granted to Mr. Gardner and Mr. Schneiderman, respectively, was in consideration for not receiving salaries, bonuses or benefits in each of the last two years. Approximately $200,000 worth of stock was in consideration of the potential risks and liabilities associated with organizing the Company, raising operating funds, referring potential investors to the Company, and taking the Company to the public markets. The effective price per share for each share Mr. Gardner and Mr. Schneiderman received is approximately $1.00.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

        There is no public trading market for shares of our Common Stock. Our Common Stock is not yet quoted on the OTC Bulletin Board or on any other public trading market and we have not applied for listing or quotation on any public trading market. Following completion of this offering, we intend to apply to have our Common Stock listing for trading on the OTC Bulletin Board.

        None of our common equities is subject to any outstanding options, warrants to purchase, or securities convertible into, Common Stock. As of the date of this Prospectus, approximately 465,780 shares of our Common Stock could be sold pursuant to Rule 144 under the Securities Act. We have not agreed to register any Common Stock under the Securities Act for sale by security holders of the Company, although we reserve the right to do so in the future. Other than this offering, there are no common equities of the Company that are being, or have been proposed to be, publicly offered by the Company, the offering of which could have a material effect on the market price of our Common Stock.

        As of the date of this Prospectus, there are 129 holders of record of our Common Stock.

We have never declared any cash dividends on our Common Stock, and do not anticipate declaring dividends in the foreseeable future.

EXECUTIVE COMPENSATION

        No officer or Director of the Company has received any remuneration or compensation from the Company. The Company currently has no stock option, retirement, pension, profit-sharing programs or similar plans for the benefit of its Directors, officers or other employees.

The Company anticipates that it will pay compensation to its officers and Directors in the future although no final determinations have been made as of the date hereof.

EXPERTS

        The Company's financial statements, which include the balance sheet as of December 31, 2002 and 2001, and the related statements of operations, shareholders' deficiency and cash flows for the years ended December 31, 2002 and 2001 included in this Prospectus are reliant on the audit report of Tim B. Palmieri, independent certified public accountant, given on the authority of that firm's opinion based on their expertise in accounting and auditing.

LEGAL MATTERS

         The validity of the Shares being offered by this Prospectus are being passed upon for us by Frascona, Joiner, Goodman and Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305.

INDEX TO FINANCIAL STATEMENTS

Page

Rolfe Enterprises, Inc.
Independent Auditors Report	F-2
Balance Sheets For the years ended December 31, 2002 and 2001	F-3
Statements of Operations For the year ended December 31, 2002 and 2001	F-4
Statements of Changes in Stockholders' Deficit For the years ended December 31, 2002 and 2001	F-5
Statements of Cash Flows For the years ended December 31, 2002 and 2001	F-6
Notes to the Financial Statements For the year ended December 31, 2002 and 2001	F-7
Unaudited Balance Sheets For the interim periods ended September 30, 2003 and 2002	F-11
Unaudited Statements of Operations For the interim periods ended September 30, 2003 and 2002
Unaudited Statements of Cash Flows For the interim periods ended September 30, 2003 and 2002	F-13
Notes to the Financial Statements For the interim periods ended September 30, 2003 and 2002	F-14
BidGive Group, LLC
Audited Statements of Net Assets Acquired and of Revenues and Direct Expenses	F-17
Unaudited Balance Sheets For the interim periods ended September 30, 2003 and 2002	F-18
Unaudited Statements of Operations For the interim periods ended September 30, 2003 and 2002	F-19
Unaudited Statements of Cash Flows For the interim periods ended September 30, 2003 and 2002	F-20
Condensed Pro Forma Balance Sheet For the interim period ended September 30, 2003	F-21
Condensed Pro Forma Statements of Operations For the year ended December 31, 2002 and the interim period ended September 30, 2003	F-22

REPORT OF INDEPENDENT AUDITORS

Tim B. Palmieri
CERTIFIED PUBLIC ACCOUNTANT
305 Morning Mist Walk
Suwanee, Ga 30024
(770) 932-6817

To the Board of Directors and Shareholders of Rolfe Enterprises, Inc.

I have audited the accompanying balance sheets of Rolfe Enterprises, Inc. (A Development Stage Company) (The Company), as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rolfe Enterprises, Inc. (A Development Stage Company), as of December 31, 2002 and 2001, and the results of its operations for the years ended December 31, 2002 and 2001 in conformity with generally accepted accounting principles generally accepted in the United States of America.

April 6, 2003

Suwanee, Georgia

Tim B. Palmieri

Certified Public Accountant

ROLFE ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY) Balance Sheets
For the years ended

	Audited	Audited
	12/31/2002	12/31/2001

ASSETS

Current Assets:

Cash	$ 35	$ -
Shareholder receivable	1,197	-

TOTAL CURRENT ASSETS	1,232	-

TOTAL ASSETS	$ 1,232	$ -

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities:

Accounts payable and accrued expenses	$ 3,200	$ 2,200
Shareholder loan payable	-	2,816

TOTAL CURRENT LIABILITIES	3,200	5,016

Stockholder's Deficit:

Common Stock - Par value $.001; authorized 10,000,000 shares
5,820,250 and 1,356,500 shares issued and outstanding in 2002 and 2001, respectively	5,820	1,357

Additional paid-in capital	10,791	10,791
Deficit accumulated during the development stage	(18,579)	(17,164)

TOTAL STOCKHOLDER'S DEFICIT	(1,968)	(5,016)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$ 1,232	$ -

The accompanying notes are an integral part of the financial statements.

ROLFE ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY) Statements of Operations From the initial period of inception (May 6, 1996) to December 31, 2002

	Audit	Audit	Inception
	For the year	For the year	05/06/96 to
	ending 12/31/2002	ending 12/31/2001	12/31/02
Revenues:

Investment Income	$ -	$ -	$ -

TOTAL REVENUES	-	-	-

Costs and expenses:

General and administrative	1,415	2,000	18,579

TOTAL EXPENSES	1,415	2,000	18,579

Net loss before taxes	1,415	2,000	18,579

Provision for income taxes	-	-	-

Net loss	$(1,415)	$ (2,000)	$ (18,579)

Loss per common share	$ (0.00024)	$(0.00147)

Weighted average common shares outstanding	5,820,250	1,356,500

The accompanying notes are an integral part of the financial statements.

ROLFE ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY) Statement of Changes in Stockholders' Deficit From the initial period from inception (May 6, 1996) to December 31, 2002

				Deficit
			Additional	Accumulated
	Common Stock		Paid-in	from
	Shares	Amount	Capital	Inception	Total
Common Stock issued for cash for the
period ending December 31, 1997	523,000	523	7,277	(9,189)	(1,389)

Common Stock issued for cash for the
year ending December 31, 1998	35,500	35	3,514	-	3,549

Net loss for the year ending
December 31, 1998	-	-	-	(2,680)	(2,680)

Net loss for the year ending
December 31, 1999	-	-	-	(120)	(120)

Common Stock issued for cash for the
year ending December 31, 1999	798,000	798	-	-	798

Net loss for the year ending
December 31, 2000	-	-	-	(3,175)	(3,175)

Net loss for the year ending
December 31, 2001	-	-	-	(2,000)	(2,000)

Common Stock issued for cash for the
year ending December 31, 2002	4,463,750	4,464	-	-	4,464

Net loss for the year ending
December 31, 2002	-	-	-	(1,415)	(1,415)

Balance, December 31, 2002	5,820,250	5,820	10,791	(18,579)	(1,968)

The accompanying notes are an integral part of the financial statements.

ROLFE ENTERPRISES, INC. (A DEVELOPMENT STAGE COMPANY) Statements of Cash Flows
From the initial period from inception (May 6, 1996) to December 31, 2002

	Audit	Audit	Inception
	For the year	For the year	05/6/1996 to
	ending 12/31/2002	ending 12/31/2001	12/31/02

Cash flows from operating activities:

Net loss	$(1,415)	$(2,000)	$(18,579)
Adjustments to reconcile net loss to net cash
used in operating activities:
(Increase) Decrease in receivable from shareholder	(1,197)	-	(1,197)
Increase(Decrease) in shareholder loan payable	(2,816)	-	-
Increase (Decrease) in accounts payable	1,000	2,000	3,200

Net cash used in operating activities	(4,428)	-	(16,576)

Cash flows from investing activities:

Advance from shareholder
Payments on shareholder loan payable
Net cash provided by investing activities	-	-	-

Cash flows from financing activities:

Issuance of Common Stock	4,463	-	5,820
Additional paid-in Capital	-	-	10,791

Net cash provided by financing activities	4,463	-	16,611

Net increase (decrease) in cash	35	-	35

Cash, beginning	-	-	-

Cash, ending	35	-	35

The accompanying notes are an integral part of the financial statements.

Rolfe Enterprises, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 1 - Organization and Summary of Significant accounting Policies

Basis of Presentation:

The accompanying audited financial statements of Rolfe Enterprises, Inc. (the "Company"), as of December 31, 2002, and 2001, have been prepared in accordance with generally accepted accounting principles for financial information, and in accordance with the instructions to Form 10-KSB of the Securities and Exchange Commission. In the opinion of Company management, all adjustments, consisting only of normal recurring adjustments considered necessary to present fairly the financial statements, have been made.

Description of Business

The financial statements presented are those of Rolfe Enterprises, Inc. a development stage company ("The Company"). The Company was incorporated under the laws of the State of Florida on May 6, 1996. The Company's activities, to date, have been primarily directed towards the raising of capital.

As shown in the financial statements, as of December 31, 2002 and 2001, the Company has incurred accumulated deficits of $18,579 and $17,164, respectively and only had cash of $35 and $0, respectively. The Company's continued existence is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis. Accordingly, the financial statements do not include any adjustment that might be necessary should the Company be unable to continue in existence. The Company has been exploring sources to obtain additional equity or debt financing. The Company has indicated its intention to participate in one or more as yet unidentified business ventures, which management will select after reviewing the business opportunities for their profit or growth potential.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period, which includes the enactment date.

Loss Per Common Share

The Company incurred expenses of $1,415 and $2,000, respectively during the years ended December 31, 2002 and 2001. This was due to the high professional and legal costs related to the company's operations.

Note 2 - Common Stock

The Company authorized 10,000,000 shares of par value $.001 common stock, the rights and the Board of Directors determined preferences of which at the time of issuance.

Dividends may be paid on outstanding shares as declared by the Board of Directors. Each share of common stock is entitled to one vote.

Note 3 - Income Taxes

There is no provision for income taxes since the Company has incurred a net operating loss.

Note 4 - Related Party Transactions

The Company is owed $1,197 from a shareholder at December 31, 2002 and owed a shareholder $2,816 at December 31, 2001.

Note 5 - Subsequent Events

The Company is constantly seeking business opportunities and other means of financing to enable it to complete its business plan.

Note 6 - Management's Discussion and Analysis or Plan of Operation

Results of Operations

For the years ending December 31, 2002 and 2001, the Company incurred net losses of $1,415 and $2,000, respectively. Explanations of these results are set forth below.

Expenses

General and Administrative

General and administrative costs consist primarily of professional and consulting fees. Significant costs are attributed to the Company becoming a reporting public company. This status will increase audit and legal costs significantly. In relation to the Company becoming a public company, the cost of corporate relations will also increase as quarterly reports and other investor information is required.

The Company incurred expenses of $1,415 and $2,000, respectively during the years ending December 31, 2002 and 2001. This was due to the high professional and legal costs related to the Company's operations.

Liquidity and Capital Resources

During the years ending December 31, 2002 and 2001, the Company increased cash by $35 and ($0), respectively, primarily from operations.

At December 31, 2002 and 2001, the Company had current assets of $1,232 and $0 and current liabilities of $3,200 and $5,016, respectively.

Implementation of the Company's business plan may require capital resources substantially greater than those currently available to the Company. The Company may determine, depending on the opportunities available to it, to seek additional debt or equity financing to fund the cost of acquiring an operating entity. There can be no assurance that additional equity financing will be available. If neither additional debt nor equity financing is available, the Company might seek loans. In addition, the Company might seek some type of strategic alliance with another company that would provide equity to the Company.

To the extent that the Company finances expansion through the issuance of additional equity securities, any such issuance would result in dilution of the interests of the Company's stockholders. Additionally, to the content that the Company incurs indebtedness or issues debt securities to finance expansion activities, it will subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal of and interest on, any such indebtedness.

Inflation

The Company believes that the impact of inflation and changing prices on its operations since commencement of operations has been negligible.

Seasonality

The Company does not deem its revenues to be seasonal and any effect would be immaterial.

ROLFE ENTERPRISES, INC.

UNAUDITED FINANCIAL STATEMENTS

QUARTERS ENDED

SEPTEMBER 30, 2003 AND 2003

ROLFE ENTERPRISES, INC.

(A Development Stage Company)

Balance Sheets

For the Interim Periods Ended

	Unaudited	Unaudited
	9/30/2003	9/30/2002

ASSETS

Current Assets:

Cash	$ 36	$ -
Shareholder receivable	-	1,647

TOTAL CURRENT ASSETS	36	1,647

TOTAL ASSETS	$ 36	$ 1,647

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities:

Accounts payable and accrued expenses	$ 2,700	$ 2,950
Shareholder loan payable	698	-

TOTAL CURRENT LIABILITIES	3,398	2,950

Stockholder's Deficit:

Common Stock - Par value $.001; authorized 10,000,000 shares
5,820,250 and 5,820,250 shares issued and outstanding in	5,820	5,820
2003 and 2002, respectively

Additional paid-in capital	10,791	10,791
Deficit accumulated during the development stage	(19,973)	(17,914)

TOTAL STOCKHOLDER'S DEFICIT	(3,362)	(1,303)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$ 36	$ 1,647

The accompanying notes are an integral part of the financial statements.

ROLFE ENTERPRISES, INC.

(A Development Stage Company)

Statements of Operations

For the initial period of inception (May 6, 1996) to September 30, 2003

	Unaudited	Unaudited	Unaudited	Unaudited	Inception
	For the three months	For the three months For the nine months For the nine months			05/06/96 to
	ending 09/30/03	ending 09/30/02	ending 09/30/03	ending 09/30/02	9/30/2003
Revenues:

Investment Income	$ -	$ -	$ -	$ -	$ -

TOTAL REVENUES	-	-	-	-	-

Costs and expenses:

General and administrative	250	250	1,394	750	19,973

TOTAL EXPENSES	250	250	1,394	750	19,973

Net loss before taxes	250	250	1,394	750	19,973

Provision for income taxes	-	-	-	-	-

Net loss	$ (250)	$ (250)	$ (1,394)	$ (750)	$ (19,973)

Loss per common share	$ (0.0000)	$ (0.0000)	$ (0.0002)	$ (0.0001)

Weighted average common shares outstanding	5,820,250	5,820,250	5,820,250	5,820,250

The accompanying notes are an integral part of the financial statements.

ROLFE ENTERPRISES, INC.

(A Development Stage Company)

Statements of Cash Flows

For the initial period of inception (May 6, 1996) to September 30, 2003

	Unaudited	Unaudited	Inception
	For the period	For the year	05/6/1996 to
	ending 09/30/2003	ending 09/30/2002	9/30/2003

Cash flows from operating activities:

Net loss	$ (250)	$ (250)	$ (19,973)
Adjustments to reconcile net loss to net cash
used in operating activities:
(Increase) Decrease in receivable from shareholder	-	-	-
Increase(Decrease) in shareholder loan payable	-	-	698
Increase (Decrease) in accounts payable	250	250	2,700

Net cash used in operating activities	-	-	(16,575)

Cash flows from financing activities:

Issuance of Common Stock	-	-	5,820
Additional paid-in Capital	-	-	10,791

Net cash provided by financing activities	-	-	16,611

Net increase (decrease) in cash	-	-	36

Cash, beginning	36	-	-

Cash, ending	36	-	36

The accompanying notes are an integral part of the financial statements.

Rolfe Enterprises, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 1 - Organization and Summary of Significant accounting Policies

Basis of Presentation:

The accompanying unaudited financial statements of Rolfe Enterprises, Inc. (the "Company"), as of September 30, 2003, and 2002, and for the nine months ending September 30, 2003 and 2002, have been prepared in accordance with generally accepted accounting principles for interim financial information, and in accordance with the instructions to Form 10-QSB of the Securities and Exchange Commission. In the opinion of Company management, all adjustments, consisting only of normal recurring adjustments considered necessary to present fairly the financial statements, have been made.

Description of Business

The financial statements presented are those of Rolfe Enterprises, Inc. a development stage company ("The Company"). The Company was incorporated under the laws of the State of Florida on May 6, 1996. The Company's activities, to date, have been primarily directed towards the raising of capital.

As shown in the financial statements, as of September 30, 2003 and 2002, the Company has incurred accumulated deficits of $19,973 and $17,914, respectively and only had cash of $36 and $0, respectively. The Company's continued existence is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis. Accordingly, the financial statements do not include any adjustment that might be necessary should the Company be unable to continue in existence. The Company has been exploring sources to obtain additional equity or debt financing. The Company has indicated its intention to participate in one or more as yet unidentified business ventures, which management will select after reviewing the business opportunities for their profit or growth potential.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period, which includes the enactment date.

Loss Per Common Share

The Company incurred expenses of $250 and $250, respectively during the periods ended September 30, 2003 and 2002. This was due to the high professional and legal costs related to the company's operations.

Note 2 - Common Stock

The Company authorized 10,000,000 shares of par value $.001 common stock, the rights and the Board of Directors determined preferences of which at the time of issuance.

Dividends may be paid on outstanding shares as declared by the Board of Directors. Each share of common stock is entitled to one vote.

Note 3 - Income Taxes

There is no provision for income taxes since the Company has incurred a net operating loss.

Note 4 - Related Party Transactions

The Company owes a shareholder $698 at September 30, 2003 and was owed $1,647 from a shareholder at September 30, 2002.

Note 5 - Subsequent Events

The Company is constantly seeking business opportunities and other means of financing to enable it to complete its business plan.

Note 6 - Management's Discussion and Analysis or Plan of Operation

Results of Operations

For the periods ending September 30, 2003 and 2002, the Company incurred net losses of $250 and $250, respectively. Explanations of these results are set forth below.

Expenses

General and Administrative

General and administrative costs consist primarily of professional and consulting fees. Significant costs are attributed to the Company becoming a reporting public company. This status will increase audit and legal costs significantly. In relation to the Company becoming a public company, the cost of corporate relations will also increase as quarterly reports and other investor information is required.

The Company incurred expenses of $250 and $250, respectively during the periods ending September 30, 2003 and 2002. This was due to the high professional and legal costs related to the Company's operations.

Liquidity and Capital Resources

During the periods ending September 30, 2003 and 2002, the Company did not increase its cash.

At September 30, 2003 and 2002, the Company had current assets of $36 and $1,647 and current liabilities of $3,398 and $2,950, respectively.

Implementation of the Company's business plan may require capital resources substantially greater than those currently available to the Company. The Company may determine, depending on the opportunities available to it, to seek additional debt or equity financing to fund the cost of acquiring an operating entity. There can be no assurance that additional equity financing will be available. If neither additional debt nor equity financing is available, the Company might seek loans. In addition, the Company might seek some type of strategic alliance with another company that would provide equity to the Company.

To the extent that the Company finances expansion through the issuance of additional equity securities, any such issuance would result in dilution of the interests of the Company's stockholders. Additionally, to the content that the Company incurs indebtedness or issues debt securities to finance expansion activities, it will subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal of and interest on, any such indebtedness.

Inflation

The Company believes that the impact of inflation and changing prices on its operations since commencement of operations has been negligible.

Seasonality

The Company does not deem its revenues to be seasonal and any effect would be immaterial.

BIDGIVE GROUP, LLC

Audited Statements of Net Assets Acquired and of Revenues and Direct Expenses

To be provided by amendment to this registration statement.

BIDGIVE GROUP, LLC Unaudited Balance Sheets For the interim periods ended September 30, 2003 and 2002

	Unaudited 9/30/2003	Unaudited 9/30/2002[1]

ASSETS
Current Assets
Checking/Savings
Chase Bank - Checking	$ 36,840.00	N/A

Total Checking/Savings	36,840.00	N/A

Total Current Assets	36,840.00	N/A

TOTAL ASSETS	$ 36,840.00	N/A

LIABILITIES & EQUITY
Equity
Investor Equity	$ 34,500.00	N/A
Opening Bal Equity	31,250.00	N/A
Tekbali, Ali - Equity	7,500.00	N/A
Net Income	(36,410.00)	N/A

Total Equity	36,840.00	N/A

TOTAL LIABILITIES & EQUITY	$ 36,840.00	N/A

______________________
1 BidGive Group, LLC was organized on May 28, 2003.

BIDGIVE GROUP, LLC

Unaudited Statements of Operations For the interim periods ended September 30, 2003 and 2002

BidGive Group, LLC was organized on May 28, 2003, and has had no revenues from operations since such date.

BIDGIVE GROUP, LLC Unaudited Statements of Cash Flows For the interim periods ended September 30, 2003 and 2002 ($)

	Unaudited for the period ending 9/30/2003	Unaudited for the period ending 9/30/2002[1]

Ordinary Income/Expense
Expense
Contributions	12,600.00	N/A
Independent Contractors
Contractor Fees	12,800.00	N/A
Sales Commissions	5,000.00	N/A

Total Independent Contractors	17,800.00	N/A

Professional Fees
Accounting	1,000.00	N/A
Legal Fees	3,000.00	N/A
Professional Fees - Other	2,500.00	N/A

Total Professional Fees	6,500.00	N/A

Uncategorized Expenses	0.00	N/A

Total Expense	36,900.00	N/A

Net Ordinary Income	(36,900.00)	N/A

Other Income/Expense
Other Income
Other Income	490.00	N/A

Total Other Income	490.00	N/A

Net Other Income	490.00	N/A

Net Income	(36,410.00)	N/A

______________________

1 BidGive Group, LLC was organized on May 28, 2003.

ROLFE ENTERPRISES, INC.
Condensed Pro Forma Balance Sheet For the interim period ended September 30, 2003
To be provided by amendment to this registration statement.

ROLFE ENTERPRISES, INC.
Condensed Pro Forma Statements of Operations For the year ended December 31, 2002 and the interim period ended September 30, 2003
To be provided by amendment to this registration statement.

Dealer Prospectus Delivery Obligation

Until __________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation and Bylaws do not include provisions requiring the Company to provide indemnification for officers, directors, and other persons. However, under the terms of the Florida Business Corporation Act, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company. The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will incur the following expenses in relation to this offering, assuming that all 1,000,000 Shares are sold in this offering:

Type of Expense	Amount
Registration Fees	$202.25
State Taxes and Fees	$[________]
Transfer Agent's Fees	$[________]
Printing, Postage, Misc.	$[________]
Legal Fees	$[________]
Accounting Fees	$[________]
Total	$300,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Name	Date	Securities Sold	Purchase Price Per Share	Aggregate Purchase Price
Neil Berwish	December 5, 2003	5000 shares[1]	$1.25	$6,250
Phil Berwish	December 5, 2003	5000 shares[1]	Services rendered	N/A
David Peterson	December 5, 2003	5000 shares[1]	Services rendered	N/A
BidGive, Inc.	October 2, 2003	3,094,009 units[2]	Assets	N/A
Ali Tekbali	September 30, 2003	30,000 units[2]	$1.25	$37,500
Les Maund	September 30, 2003	20,000 units[2]	Services rendered	N/A
Natalie Retamar	September 29, 2003	4,000 units[2]	$1.25	$5,000
Terry Byer	September 29, 2003	8,000 units[2]	$1.25	$10,000
PGI, Inc.	September 16, 2003	1,600 units[2]	$1.25	$2,000
Robert Schneiderman	August 14, 2003	6,000 units[2]	$1.25	$8,000
PGI, Inc.	August 13, 2003	8,000 units[2]	$1.25	$10,000
Peter & Julie Andreesen	June 3, 2003	50,000 units[2]	$0.50	$25,000
Peter & Lisa Luthringer	November 11, 2002	2,000 shares[3]	$0.50	$1,000
Mid-Continental Securities Corp.	June 25, 2002	2,000,000 shares[3]	$0.001	$2,000
Mid-Continental Securities Corp.	June 17, 2002	770,000 shares[3]	$0.001	$770
Mid-Continental Securities Corp.	January 8, 2002	150,000 shares[3]	$0.001	$150
Mid-Continental Securities Corp.	December 21, 2001	250,000 shares[3]	$0.001	$250
Mid-Continental Securities Corp.	December 19, 2001	500,000 shares[3]	$0.001	$500
Mid-Continental Securities Corp.	July 24, 2001	408,750 shares[3]	$0.001	$408.75
Mid-Continental Securities Corp.	April 18, 2001	385,000 shares[3]	$0.001	$385

______________________

1 Sale of the Company's Common Stock.

2 Sale of membership units in BidGive. Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the Merger, and each 1% membership interest in BidGive that was issued and outstanding immediately prior to the effective time of the Merger was converted into 57,446 shares of the Company's Common Stock. As a result of the Merger, the former members of BidGive became the holders of 92.5% of the issued and outstanding Common Stock effective as of December 4, 2003.

3 Sale of the Company's Common Stock. This sale occurred prior to the 2:1 forward stock division and the 1:25 reverse stock split.

All of the securities sold for cash were offered and sold through the officers and directors of the Company in reliance upon exemptions from registration either under Section 4(2) of the Securities Act or under Section 3(b) of the Securities Act and Rule 505 of Regulation D. The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act. All such transactions were private offerings made without general solicitation. Purchasers signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption is available. In addition, a restrictive legend was placed on all share certificates representing the shares.

ITEM 27. EXHIBITS

         2.1        Merger Agreement and Plan of Reorganization, dated October 10, 2003, entered by and among Rolfe Enterprises, Inc., BGG Acquisition Subsidiary, Inc., Mid-Continental Securities Corp., and BidGive Group, LLC (filed as Exhibit 2.1 to the Company's Form 10-QSB filed on November 10, 2003, and incorporated herein by reference).

        3.1         Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).

         3.2        Certificate of Amendment to the Company's Articles of Incorporation.

        3.3         Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).

         5.1         Opinion of Counsel (to be filed by amendment)

        21.1         Subsidiaries of the Company

        23.1          Consent of Tim B. Palmieri, Certified Public Accountant, Suwanee, Georgia.

        23.2         Consent of Counsel (included in Exhibits)

ITEM 28. UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned small business issuer hereby undertakes:

        (1)         To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act.

        (ii)         To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii)         To include any additional or changed material information on the plan of distribution.

(2)        For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on December 24, 2003.

ROLFE ENTERPRISES, INC.

By: __/s/ James P. Walker, Jr.
President and Secretary

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ James P. Walker, Jr.
President and Secretary

December 30, 2003